UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2011

Empowered Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-165917	27-0579647
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3367 West Oquendo Road, Las Vegas, Nevada 89118
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    800-929-0407

ON TIME FILINGS, INC.
260 Newport Center Drive, Suite 100, Newport Beach, CA 92660
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

Empowered Products, Inc. (the “Company”) is filing this Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) to amend and restate Item 9.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 7, 2011 (the “Original Report”), as previously amended by Amendment No. 1 on Form 8-K/A filed with the SEC on September 1, 2011 (“Amendment No. 1”), to provide certain pro forma financial information related to its acquisition of Empowered Products Nevada, Inc. (formerly known as Empowered Products, Inc. prior the acquisition), which closed on June 30, 2011.  This Amendment No. 2 provides such unaudited pro forma financial information under Item 9.01(b) of Form 8-K, which information was not included in the Original Report Form 8-K.  Although Item 9.01 of the Original Report is amended and restated in its entirety, other than adding the pro forma financial information under item 9.01(b), no other changes were made to Item 9.01 of the Original Report.

The information contained in this Amendment No. 2 amends and restates the information contained in Item 9.01 of the Original Report, and, unless otherwise indicated in this report, this Amendment No. 2 continues to describe conditions as of the date of the Original Report, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Report, or to modify or update those disclosures affected by subsequent events.  Among other things, forward-looking statements made in the Original Report have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Report, and such forward-looking statements should be read in their historical context. This Amendment No. 2 should be read in conjunction with the Original Report, Amendment No. 1 and the Company’s filings made with the SEC subsequent to the Original Report, including any amendments to those filings.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

FINANCIAL STATEMENTS OF EMPOWERED PRODUCTS, INC. AND SUBSIDIARIES

The financial statements of Empowered Products, Inc. and subsidiaries (now known as “Empowered Products Nevada, Inc.”), as of and for the three months ended March 31, 2011 (unaudited) and as of and for the years ended December 31, 2010 and 2009 are provided below.  You are encouraged to review the financial statements and related notes.

EMPOWERED PRODUCTS, INC.
(NOW KNOWN AS EMPOWERED PRODUCTS NEVADA, INC.)

Empowered Products, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$12,925	$28,943
Restricted cash	561,411	560,911
Accounts receivable, less allowance for doubtful accounts of $15,000 in 2011 and $106,362 in 2010	427,163	465,805
Inventory	465,266	448,968
Prepaid and other current assets	56,416	48,983
Total current assets	1,523,181	1,553,610

Plant and equipment, net	205,24	218,224

Trademarks	471,677	462,468
Other assets	18,662	5,267
Total assets	$2,218,744	$2,239,569

Liabilities and Stockholder's Equity
Current Liabilities:
Line of credit	$424,115	$450,846
Accounts payable	282,959	197,409
Total current liabilities	707,074	648,255

Commitments and contingencies

Stockholder's equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	4,121,288	4,089,552
Accumulated deficit	(2,619,618)	(2,508,238)
Total stockholder's equity	1,511,670	1,591,314
Total liabilities and stockholder's equity	$2,218,744	$2,239,569

See Notes to Consolidated Financial Statements.

Empowered Products, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2011	2010

Revenue	$750,096	$813,260
Cost of revenue	514,564	519,162
Gross profit	235,532	294,098

Selling and distribution	126,921	117,277
Research and development	-	12,399
General and administrative	216,644	165,894

Loss from operations	(108,033)	(1,472)

Interest income	500	585
Interest expense	(3,847)	(5,545)

Net loss	$(111,380)	$(6,432)

Earnings (loss) per share:
Basic	$(0.01)	$(0.00)
Diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding
for basic and diluted	10,000,000	10,000,000

See Notes to Consolidated Financial Statements.

Empowered Products, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows used in operating activities:
Net loss	$(111,380)	$(6,432)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation	13,000	11,757
Changes in assets and liabilities:
Increase in restricted cash	(500)	(585)
(Increase) decrease in accounts receivable	(6,527)	(28,087)
Decrease in inventory	11,863	74,396
(Increase) decrease in prepaid and other current assets	(3,858)	6,902
Decrease in other assets	38	-
Increase (decrease) in accounts payable	85,550	(674)
Cash flows (used in) provided by operating activities	(11,814)	57,277

Cash flows used in investing activities:
Purchases of plant and equipment	-	(10,826)
Payment of fees for trademarks	(9,209)	(8,213)
Cash flows used in investing activities	(9,209)	(19,039)

Cash flows provided by (used in) financing activities:
Outstanding checks in excess of bank balance	-	722
Capital contributions	31,736	51,533
Line of credit repayments, net	(26,731)	(87,867)
Cash flows provided by (used in) financing activities	5,005	(35,612)

Net increase (decrease) in cash and cash equivalents	(16,018)	2,626

Cash and cash equivalents at the beginning of the period	28,943	692

Cash and cash equivalents at the end of the period	$12,925	$3,318

Supplementary disclosure of cash flow information:
Cash paid for interest	$3,847	$5,545

Supplementary disclosure of noncash investing and financing activity:
Acquisition of subsidiary though settlement of an accounts receivable balance	$58,564	$-

See Notes to Consolidated Financial Statements.

Empowered Products, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(unaudited)

Note 1. Nature of Operations

Empowered Products, Inc. and Subsidiary (the “Company”) is engaged in the manufacture, sale and distribution of personal care products, principally throughout the United States, Europe and Asia. All of its business has been categorized as one segment.

Note 2. Liquidity

The accompanying financial statements have been prepared assuming the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has entered into a reverse merger agreement with an existing, publicly-traded company. Upon consummation of the merger, the regulatory requirements and related costs to the Company will increase significantly. While the Company appears to have adequate liquidity at March 31, 2011, there can be no assurances that such liquidity will remain sufficient.

Continuation of the Company as a going concern is dependent upon maintaining profitable operations after the consummation of the merger. Management’s plans to maintain profitability include obtaining new customers by expanding its sales internationally and through the expansion of existing product lines as well as the development of new product lines. Management intends to raise additional capital through equity issuance in the post-merged entity as well as current funding from its shareholder. However, there is no assurance that sufficient capital will be raised to expand operations nor is there assurance that if the capital is raised, operations will remain profitable.

Note 3. Summary of Significant Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions from Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and notes normally provided in the audited financial statements and should be read in conjunction with the Company’s audited financial statements for fiscal year ended December 31, 2010 filed with the United States Securities and Exchange Commission. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

The accompanying unaudited interim consolidated balance sheets, statements of operations, and cash flows reflect all adjustments, consisting of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position of the Company at March 31, 2011 and the results of operations and cash flows for the three months ended March 31, 2011.

Revenue recognition

Revenue is recognized when all significant contractual obligations, which involve the shipment of the products sold and reasonable assurance as to the collectability of the resulting account receivable have been satisfied. Returns are permitted for damaged or unsalable items only. Revenue is shown after deductions for prompt payment, volume discounts and returns. The Company participates in various promotional activities in conjunction with its retailers and distributors, primarily through the use of discounts. These costs have been subtracted from revenue. The allowances for sales returns are established based on the Company’s estimate of the amounts necessary to settle future and existing obligations for such items on products sold as of the balance sheet date.

Cost of revenue

Cost of revenue includes the cost of raw materials, packaging, inbound freight, direct labor, manufacturing facility costs, and depreciation. Other overhead costs, including purchasing, receiving, quality control, and warehousing are classified as general and administrative expenses.

Empowered Products, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(unaudited)

At times the Company provides free products to its customers. These free products are accounted for in accordance with Accounting Standards Codification (“ASC”) 605-50 Revenue Recognition-Customer Payments and Incentives and the cost of the product is recognized in cost of revenue.

Accounts receivable

Accounts receivable are carried at the outstanding amount due less an allowance for doubtful accounts, if an allowance is deemed necessary. Allowance for doubtful accounts are established when there is a basis to doubt the full collectability of the accounts receivable. On a periodic basis, the Company evaluates its accounts receivable and determines the requirement for an allowance, based on its history of past write-offs, collections and current conditions. When an account receivable is ultimately determined to be uncollectible and due diligence for collection has taken place, the account receivable is written-off.

Inventory

Inventory consists primarily of raw materials and finished goods that the Company holds for sale in the ordinary course of business. Inventory is stated at the lower of cost (determined on the first-in, first-out basis) or market. Other manufacturing overhead costs are also allocated to finished goods inventory. Management periodically evaluates the composition of inventory and estimates an allowance to reduce inventory for slow moving, obsolete or damaged inventory.

Trademarks

The Company capitalizes fees in connection with the development of various product trademarks. These assets are considered indefinite lived intangible assets and are reviewed for impairment annually or when circumstances indicate that the carrying amount of the trademark may not be fully recoverable. An impairment loss would be recorded if the carrying amount of the indefinite lived intangible asset exceeds its estimated fair value.

Note 4. Significant Transactions

On March 31, 2011, Empowered Products, Inc. formed a wholly-owned subsidiary, Empowered Products Asia Limited, a company organized under the laws of Hong Kong.

On March 31, 2011, the Company entered into a purchase agreement (the “Purchase Agreement”) with Polarin Limited (“Seller”), a company organized under the laws of Hong Kong, whereby the Company acquired substantially all of the assets and assumed certain liabilities of Seller. Under the Purchase Agreement, the aggregate purchase price was the Company’s accounts receivable balance owed by Seller. The fair value of the assets acquired through this agreement were as follows:

Accounts receivable	$13,459
Inventory	28,161
Other assets – customer list	13,433
Other	3,475
$58,564

The Company accounted for this acquisition as a business combination and allocated the total consideration based on their fair values. Of the total, $13,433 is included in other assets for the customer list, which the Company has determined has an estimated life of five years and will test for impairment at least annually or when circumstances change which may trigger impairment.

Empowered Products, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(unaudited)

Note 5. Recent Accounting Pronouncements

On December 21, 2010, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2010-29—Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The new guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The update also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. This update was adopted by us on January 1, 2011 and was considered when we entered into the business combination transaction described in Note 4, however, the Company’s current acquisition was not material to its financial statements.

Note 6. Inventory

Inventory consists of the following at:

	March 31, 2011	December 31, 2010

Raw materials	$231,987	$224,633
Finished goods	233,279	224,335
	$465,266	$448,968

Note 7. Plant and Equipment, net

Depreciation for the three months ended March 31, 2011 and 2010 was $13,000 and $11,757, respectively. Cost, accumulated depreciation and estimated useful lives are as follows:

Category	Estimated Useful Lives	March 31, 2011	December 31, 2010

Manufacturing and computer equipment	5 - 7 years	$265,844	$265,844
Office furniture and computer software	3 - 7 years	60,687	60,687
Vehicles	5 years	19,442	19,442
		345,973	345,973
Less: accumulated depreciation		(140,749)	(127,749)
		$205,224	$218,224

Note 8. Line of Credit

The Company has a $500,000 line of credit with a financial institution bearing interest at prime plus 1% (prime was 3.25% at March 31, 2011) and an interest rate floor of 5%, secured by restricted cash and a personal guarantee of the stockholder with a maturity date of January 2012. The balance was $424,115 and $450,846 at March 31, 2011 and December 31, 2010, respectively.

Note 9. Revenue by Geographic Area

Revenues by geographic area are determined based on the location of our customers. The following provides financial information concerning our operations by geographic area for the three months ended March 31:

	2011		2010
Revenue:
North America	$689,137	91.9%	$752,313	92.5%
Europe	47,917	6.4%	30,941	3.8%
Asia	13,042	1.7%	30,006	3.7%
	$750,096	100.0%	$813,260	100.0%

Empowered Products, Inc. and Subsidiary
Notes to Consolidated Financial Statements
(unaudited)

Note 10. Related Party Transactions and Operating Leases

The Company rents office space from an affiliate that is controlled by the stockholder under a triple net lease expiring on March 1, 2012. The lease calls for monthly rental payments of $7,000. Total rent expense for each of the three months ended March 31, 2011 and 2010 was $21,000.

The Company entered into an office lease with an unrelated party for additional rental space in 2011 expiring on May 31, 2013. The lease calls for monthly rental payments of $4,000.

The Company also leases office equipment under a non-cancelable operating lease agreement that provides for monthly rental payments of $270 through February 2013.

Note 11. Income Taxes

Income taxes are calculated using the asset and liability method of accounting. Deferred income taxes are computed by multiplying statutory rates applicable to estimated future year differences between the financial statement and tax basis carrying amounts of assets and liabilities.

The Company has net operating loss carryforwards and other temporary differences which result in a deferred tax asset of approximately $908,000 at March 31, 2011 and approximately $869,000 at December 31, 2010. A 35% statutory federal income tax rate was used for the calculation of the deferred tax asset. Management has established a valuation allowance equal to the estimated deferred tax asset due to uncertainties related to the ability to realize these tax assets. The valuation allowance increased by approximately $39,000 during the three months ended March 31, 2011.

Note 12. Subsequent Events

On May 31, 2011, the Company entered into a note agreement with New Kaiser Limited, whereby the Company obtained a $500,000 promissory note bearing interest at the lower of 10 percent or the maximum allowable rate under applicable laws and with a maturity date which is the earlier of July 31, 2011; three business days after the closing of a reverse merger transaction with On Time Filings, Inc. (Merger Agreement);  thirty days following the termination of the duly executed Merger Agreement; or when declared due and payable by the holder in the event of default, as defined.

On June 1, 2011, the Company signed a lease agreement for additional office and warehouse space. The lease term is from June 1, 2011 through March 31, 2013 and calls for monthly payments of $4,000. At the end of the lease term, the Company has an option to purchase the building for fair value, currently valued at approximately $608,000.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder of
Empowered Products, Inc.

We have audited the accompanying balance sheets of Empowered Products, Inc. (the “Company”) as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empowered Products, Inc. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF
June 21, 2011	PKF
San Diego California	Certified Public Accountants
A Professional Corporation

Empowered Products, Inc.
Balance Sheets

	As of December 31,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$28,943	$692
Restricted cash	560,911	558,571
Accounts receivable, less allowance for doubtful accounts of $106,362 in 2010 and 2009	465,805	378,370
Inventory	448,968	418,930
Prepaid and other current assets	48,983	10,443
Total current assets	1,553,610	1,367,006

Plant and equipment, net	218,224	235,730

Trademarks	462,468	421,430
Deposits	5,267	5,732
Total assets	$2,239,569	$2,029,898

Liabilities and Stockholder's Equity
Current Liabilities:
Outstanding checks in excess of bank balance	$-	$22,284
Line of credit	450,846	453,117
Accounts payable	197,409	182,775
Total current liabilities	648,255	658,176

Commitments and contingencies

Stockholder's equity:

Common stock, $.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	4,089,552	3,887,561
Accumulated deficit	(2,508,238)	(2,525,839)
Total stockholder's equity	1,591,314	1,371,722
Total liabilities and stockholder's equity	$2,239,569	$2,029,898

The accompanying notes are an integral part of these financial statements.

Empowered Products, Inc.
Statements of Operations

	Years Ended December 31,
	2010	2009

Revenue	$2,927,653	$2,375,084

Cost of revenue	1,616,484	1,424,784
Gross profit	1,311,169	950,300

Selling and distribution	504,457	506,697
Research and development	73,459	83,033
General and administrative	695,582	892,360

Income (loss) from operations	37,671	(531,790)

Interest income	2,340	8,571
Interest expense	(22,410)	(12,081)

Net income (loss)	$17,601	$(535,300)

Earnings (loss) per share:
Basic	$0.00	$(0.05)
Diluted	$0.00	$(0.05)

Weighted average common shares outstanding
for basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

Empowered Products, Inc.
Statements of Stockholder’s Equity
for the years ended December 31, 2010 and 2009

	Common Stock		Additional	Accumulated	Stockholder's
	Shares	Dollars	Paid-in Capital	Deficit	Equity

Balance January 1, 2009	10,000,000	$10,000	$3,170,088	$(1,990,539)	$1,189,549
Capital contributions	-	-	717,473	-	717,473
Net loss	-	-	-	(535,300)	(535,300)
Balance December 31, 2009	10,000,000	10,000	3,887,561	(2,525,839)	1,371,722

Capital contributions	-	-	201,991	-	201,991
Net income	-	-	-	17,601	17,601
Balance December 31, 2010	10,000,000	$10,000	$4,089,552	$(2,508,238)	$1,591,314

The accompanying notes are an integral part of these financial statements.

Empowered Products, inc.
Statements of Cash Flows

	Years Ended December 31,
	2010	2009
Cash flows used in operating activities:
Net income (loss):	$17,601	$(535,300)
Adjustments to reconcile net income (loss) to cash flows used in operating activities:
Depreciation	47,026	30,899
Provision for doubtful accounts	2,940	212,102
Loss on disposal of assets	687	-
Changes in assets and liabilities:
(Increase) in restricted cash	(2,340)	(8,571)
(Increase) in accounts receivable	(90,375)	(213,120)
(Increase) decrease in inventory	(30,038)	139,240
(Increase) decrease in prepaid and other current assets	(38,540)	6,926
Increase in accounts payable	14,634	90,950
Cash flows used in operating activities	(78,405)	(276,874)

Cash flows used in investing activities:
Purchase of restricted cash	-	(550,000)
Purchases of plant and equipment	(19,555)	(210,645)
Payment of fees for trademarks	(41,038)	(132,106)
Proceeds from sale of equipment	1,797	-
Proceeds from deposits	465	351
Cash flows used in investing activities	(58,331)	(892,400)

Cash flows provided by financing activities:
Outstanding checks in excess of bank balance	(22,284)	22,284
Capital contributions	189,542	707,936
Line of credit advances (repayments), net	(2,271)	423,401
Cash flows provided by financing activities	164,987	1,153,621

Net increase (decrease) in cash and cash equivalents	28,251	(15,653)

Cash and cash equivalents at the beginning of the year	692	16,345

Cash and cash equivalents at the end of the year	$28,943	$692

Supplementary disclosure of cash flow information:
Cash paid for interest	$22,410	$12,081

Non-cash investing and financing activities:
Contribution of equipment to additional paid-in capital	$12,449	$-
Contribution of trademarks to additional paid-in capital	$-	$9,537

The accompanying notes are an integral part of these financial statements.

Empowered Products, Inc.
Notes to Financial Statements
Years Ended December 31, 2010 and 2009

Note 1.    Nature of Operations

Empowered Products, Inc. (the “Company”) is engaged in the manufacture, sale and distribution of personal care products, principally throughout the United States, Europe and Asia.  All of its business has been categorized as one segment.

Note 2.    Liquidity

The accompanying financial statements have been prepared assuming the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company intends to enter into a reverse merger with an existing, publicly-traded company. Upon consummation of the merger, the regulatory requirements and related costs to the Company will increase significantly.  While the Company appears to have adequate liquidity at December 31, 2010, there can be no assurances that such liquidity will remain sufficient.

Continuation of the Company as a going concern is dependent upon maintaining profitable operations after the consummation of the merger.  Management’s plans to maintain profitability include obtaining new customers by expanding its sales internationally and through the expansion of existing product lines as well as the development of new product lines. Management intends to raise additional capital through equity issuance in the post-merged entity as well as current funding from its shareholder.  However, there is no assurance that sufficient capital will be raised to expand operations nor is there assurance that if the capital is raised, operations will remain profitable.

Note 3.    Summary of Significant Accounting Policies

Revenue recognition

Revenue is recognized when all significant contractual obligations, which involve the shipment of the products sold and reasonable assurance as to the collectability of the resulting account receivable have been satisfied. Returns are permitted for damaged or unsalable items only.  Revenue is shown after deductions for prompt payment, volume discounts and returns. The Company estimates that these discounts and returns will approximate 2% of gross revenues and the costs are accrued accordingly.  The Company participates in various promotional activities in conjunction with its retailers and distributors, primarily through the use of discounts.  These costs have been subtracted from revenue and for the years ended December 31, 2010 and 2009 approximated $88,000 and $33,500, respectively.  The allowances for sales returns are established based on the Company’s estimate of the amounts necessary to settle future and existing obligations for such items on products sold as of the balance sheet date.

Major customers

There were no revenues earned from any single customer in excess of 10% of revenue for the years ended December 31, 2010 and 2009.  The Company performs ongoing credit evaluation of its customers’ financial condition and, generally, requires no collateral.  The Company does not believe that its customers’ credit risk represents a material risk of loss to the Company.

Cost of revenue

Cost of revenue includes the cost of raw materials, packaging, inbound freight, direct labor, manufacturing facility costs, and depreciation.  Other overhead costs, including purchasing, receiving, quality control, and warehousing are classified as general and administrative expenses.

At times the Company provides free products to its customers. These free products are accounted for in accordance with Accounting Standards Codification (“ASC”) 605-50 Revenue Recognition-Customer Payments and Incentives and the cost of the product is recognized in cost of revenue.

Shipping and delivery costs

Expenses for shipping and delivery of products sold to customers are billed to and collected from customers. These expenses are recognized in the period in which they occur and are classified as gross revenues if billed to the customer and cost of revenue if incurred by the Company.

Empowered Products, Inc.
Notes to Financial Statements
Years Ended December 31, 2010 and 2009

Research and development

Research and development expenditures are charged to expense as incurred.

Advertising

Advertising costs are expensed as incurred. The Company does not incur significant advertising costs.

Depreciation

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives on the straight-line method.

Income taxes

The Company utilizes the asset and liability method of accounting for income taxes pursuant to ASC 740, Accounting for Income Taxes (“ASC 740”). ACS 740 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.  ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  The Company has evaluated the net deferred tax asset, taking into consideration operating results, and determined that a full valuation allowance should be maintained.

Uncertain tax positions

The Company accounts for uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) ASC 740 (formerly Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109). FASB ASC 740 prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that there are no uncertain tax positions, and therefore no interest or penalties related to uncertain tax positions, to recognize at December 31, 2010 and 2009.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities and the reported revenues and expenses. Such estimates primarily relate to the collectability of accounts receivable, provision for sales returns and allowances, inventory obsolescence, and the useful life of plant and equipment. Actual results could vary from the estimates that were used.

Fair value of financial instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, line of credit, and accounts payable. The recorded values of cash and cash equivalents, accounts receivable, line of credit and accounts payable approximate their fair values based on their short-term nature.

Cash and cash equivalents

For the purpose of reporting cash flows, the Company has defined cash equivalents as those highly liquid investments purchased with an original maturity of three months or less.

Accounts receivable

Accounts receivable are carried at the outstanding amount due less an allowance for doubtful accounts, if an allowance is deemed necessary. Allowance for doubtful accounts are established when there is a basis to doubt the full collectability of the accounts receivable. On a periodic basis, the Company evaluates its accounts receivable and determines the requirement for an allowance, based on its history of past write-offs, collections and current conditions. When an account receivable is ultimately determined to be uncollectible and due diligence for collection has taken place, the account receivable is written-off.

Empowered Products, Inc.
Notes to Financial Statements
Years Ended December 31, 2010 and 2009

Inventory

Inventory consists primarily of raw materials and finished goods that the Company holds for sale in the ordinary course of business.  Inventory is stated at the lower of cost (determined on the first-in, first-out basis) or market.  Other manufacturing overhead costs are also allocated to finished goods inventory.  The amount of these allocations to inventory was approximately $11,000 and $24,000 at December 31, 2010 and 2009, respectively. Management periodically evaluates the composition of inventory and estimates an allowance to reduce inventory for slow moving, obsolete or damaged inventory. Management concluded that no allowance was necessary at December 31, 2010 and 2009.

Trademarks

The Company capitalizes fees in connection with the development of various product trademarks. These assets are considered indefinite lived intangible assets and are reviewed for impairment annually or when circumstances indicate that the carrying amount of the trademark may not be fully recoverable.  An impairment loss would be recorded if the carrying amount of the indefinite lived intangible asset exceeds its estimated fair value.

Long-lived assets

The Company follows accounting standards concerning accounting for the impairment or disposal of long-lived assets in adjusting the book value of plant and equipment. These accounting standards establish a single accounting model for long-lived assets to be disposed of by sale which includes measuring a long-lived asset classified as held for sale at the lower of its carrying amount or its fair value less costs to sell. For assets to be held and used, these accounting standards require the recognition of an impairment loss whenever events or changes in circumstances have indicated that an asset may be impaired and the future cash flows from that asset are less than the asset’s carrying amount. If the fair value less costs to sell is less than the carrying amount of the asset, an impairment loss must be recognized to write down the asset to its estimated fair value. At December 31, 2010 and 2009, no impairment losses were recorded.

Compensated absences

Employees of the Company are entitled to paid vacation and paid sick days depending on job classification, length of service, and other factors. It is not practicable for the Company to estimate the amount of compensation for future absences. Accordingly, no liability for compensated absences has been recorded in the accompanying financial statements. The Company policy is to recognize the costs of compensated absences when actually paid to employees.

Basic and diluted earnings per share

Earnings (loss) per share are calculated in accordance with the authoritative guidance issued by the FASB on earnings per share.  Basic net earnings (loss) per share are based upon the weighted average number of common shares outstanding, but excluding shares issued as compensation that have not yet vested. Diluted net earnings (loss) per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised, and that all unvested shares have vested.  Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  At December 31, 2010 and 2009, the Company did not have any dilutive convertible shares or stock options outstanding.

Recent accounting pronouncements

In June 2009, the FASB issued ASC 810-10-65 which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited. The adoption of this standard did not have a material impact on the Company’s financial statements.

Empowered Products, Inc.
Notes to Financial Statements
Years Ended December 31, 2010 and 2009

In April 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-28, When to Perform Step 2 of the Intangibles – Goodwill and Others, to provide guidance on when to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This amendment to ASC 350 is effective for annual reporting periods beginning after December 15, 2010 for public companies. Transition requirements specify that companies must perform the Step 2 test on adoption for reporting units with a zero or negative carrying amount for which qualitative factors exist that indicate it is more likely than not that a goodwill impairment exists. Any resulting impairment charge would be recorded through a cumulative-effect adjustment to beginning retained earnings. This amendment is not expected to have a material impact on the Company.

In July, 2010, the FASB issued ASU 2010-20 “Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses”.  The objective of ASU 2010-20 is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables.  Under ASU 2010-20, a entity is required to provide disclosures so that financial statement users can evaluate the nature of the credit risk inherent in the entity’s portfolio of financing receivables, how that risk is analyzed and assessed to arrive at the allowance for credit losses, and the changes and reasons for those changes in the allowance for credit losses.  ASU 2010-20 is applicable to all entities, both public and non-public and is effective for interim and annual reporting periods that ending on or after December 15, 2010.  Comparative disclosure for earlier reporting periods that ended before initial adoption is encouraged but not required.  However, comparative disclosures are required to be disclosed for those reporting periods ending after initial adoption. The adoption of this standard did not have a material impact on the Company’s financial statements.

On December 21, 2010, the FASB issued ASU No. 2010-29—Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The new guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The update also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. This update was adopted by the Company on January 1, 2011 and will be considered when the Company enters into a business combination transaction.

Note 4.    Concentrations of Credit Risk

The Company maintains its cash balances, including restricted cash, at a single financial institution. The bank balance is insured by the Federal Deposit Insurance Corporation up to $250,000 per institution. The balance may at times exceed insured limits.

The Company currently buys all of its lubricant from two suppliers. In addition, the Company currently buys all of its bottling and dispensing materials from one supplier.  Although there are a limited number of manufacturers of this particular product, management believes that other suppliers could provide similar lubricant on comparable terms.  A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

Note 5.    Inventory

Inventory consists of the following at December 31:

	2010	2009

Raw materials	$224,633	$194,307
Finished goods	224,335	224,623
	$448,968	$418,930

Empowered Products, Inc.
Notes to Financial Statements
Years Ended December 31, 2010 and 2009

Note 6.    Plant and Equipment, net

Depreciation for the years ended December 31, 2010 and 2009 was $47,026 and $30,899, respectively. Cost, accumulated depreciation and estimated useful lives at December 31, 2010 and 2009 are as follows:

Category	Estimated Useful Lives	2010	2009

Manufacturing and computer equipment	5-7 Years	$265,844	$253,396
Office furniture and computer software	3-7 Years	60,687	41,132
Vehicles	5 Years	19,442	32,442
		345,973	326,970
Less: accumulated depreciation		(127,749)	(91,240)
		$218,224	$235,730

Note 7.    Line of Credit

The Company has a $500,000 line of credit with a financial institution bearing interest at prime plus 1% (prime was 3.25% at December 31, 2010 and 2009) and an interest rate floor of 5%, secured by restricted cash and a personal guarantee of the stockholder with a maturity date of January 2012.  The balance was $450,846 and $453,117 at December 31, 2010 and 2009, respectively.

Note 8.    Revenue by Geographic Area

Revenues by geographic area are determined based on the location of our customers. The following provides financial information concerning our operations by geographic area for the years ended December 31:

	2010		2009

Revenue:
North America	$2,704,097	92.4%	$2,325,950	97.9%
Europe	173,731	5.9%	16,518	0.7%
Asia	49,825	1.7%	32,616	1.4%
	$2,927,653	100.0%	$2,375,084	100.0%

Note 9. Related Party Transactions and Operating Leases

The Company rents office space from an affiliate that is controlled by the stockholder under a triple net lease expiring on March 1, 2012. The lease calls for monthly rental payments of $7,000. Total rent expense for each of the years ended December 31, 2010 and 2009 was $84,000.

The Company entered into an office lease with an unrelated party for additional rental space in 2011 expiring on May 31, 2013. The lease calls for monthly rental payments of $4,000 (see Note 11).

The Company also leases office equipment under a non-cancelable operating lease agreement that provides for monthly rental payments of $270 through February 2013.

The Company’s minimum rental commitments at December 31, 2010 under these lease agreements are due as follows:

Year ending December 31,

2011	$115,240
2012	65,240
2013	20,540
$201,020

Note 10. Income Taxes

Income taxes are calculated using the asset and liability method of accounting. Deferred income taxes are computed by multiplying statutory rates applicable to estimated future year differences between the financial statement and tax basis carrying amounts of assets and liabilities.

Empowered Products, Inc.
Notes to Financial Statements
Years Ended December 31, 2010 and 2009

At December 31, 2010 and 2009, the Company has approximately $2,483,000 and $2,519,000, respectively, of net operating loss carryforwards (“NOL’s”). The NOL’s and other temporary differences result in a deferred tax asset of approximately $869,000 and $875,000 at December 31, 2010 and 2009, respectively.  A 35% statutory federal income tax rate was used for the calculation of the deferred tax asset.  Management has established a valuation allowance equal to the estimated deferred tax asset due to uncertainties related to the ability to realize these tax assets.  The valuation allowance decreased by approximately $6,000 during the year ended December 31, 2010 and increased by approximately $187,000 during the year ended December 31, 2009.

The NOL carryforwards may be significantly limited under Section 382 of the Internal Revenue Code (IRC).  NOL’s are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. The availability of these carryforwards may expire shortly after the merger (as disclosed in Note 2) is consummated.

The limitation imposed by Section 382 would place an annual limitation on the amount of NOL carryforwards that can be utilized. If the necessary studies were completed, the amount of NOL carryforwards available may be reduced significantly. However, since the valuation allowance fully reserves for all available carryforwards, the effect of the reduction would be offset by a reduction in the valuation allowance. Thus, the resolution of this matter would have no effect on the reported assets, liabilities, revenues, and expenses for the periods presented.

Note 11. Subsequent Event

In March 2011, the Company entered into an agreement with one of its distributors to acquire the assets in exchange for the accounts receivable balance remaining, which approximated $59,000 as of the acquisition date.  The Company expects to allocate the value of the assets assumed based on the respective fair values once management has had a chance to evaluate these assets.

On June 1, 2011, the Company signed a lease agreement for additional office and warehouse space. The lease term is from June 1, 2011 through March 31, 2013 and calls for monthly payments of $4,000. At the end of the lease term, the Company has an option to purchase the building for fair value, currently valued at approximately $608,000.

Management has evaluated subsequent events, as defined by ASC 855, Subsequent Events, through the date that the financial statements were available to be issued on June 21, 2011.

Item 9.01 (b)  Pro Forma Financial Statements

Unaudited Pro Forma Combined Financial Information for
Empowered Products, Inc.

As of and for the three months ended March 31, 2011 and
As of and for the year ended December 31, 2010

On June 30, 2011 Empowered Products, Inc. (formerly On Time Filings, Inc. or OTF) (the “Company”) closed a reverse merger transaction with Empowered Products Nevada, Inc. (formerly known as Empowered Products, Inc. prior to the merger), the accounting acquirer, (“EP Nevada”) with each share of EP Nevada being exchanged for four (4) shares of the Company (the “Merger”) pursuant to a Merger Agreement dated June 30, 2011.  Immediately prior to the Merger, all of the assets and related liabilities of the Company were assigned to its wholly owned subsidiary, OT Filings, Inc. (“OT Filings”).

In contemplation of the Merger, on May 5, 2011, the Board of Directors of the Company authorized a 44-to-1 forward stock split whereby each share of the Company’s issued and outstanding common stock would be converted into forty-four shares of common stock paid to stockholders of record on May 18, 2011.  In connection with the forward stock split, the Company’s Board of Directors also approved an increase in the number of authorized shares of common stock from 50,000,000 to 2,200,000,000. The forward stock split and increase in the number of authorized shares of common stock were each effectuated on May 19, 2011.

Of the 2,200,000,000 shares authorized by the Company, 243,758,856 shares were issued and outstanding immediately prior to the Merger.  As a condition precedent to the consummation of the Merger, on June 30, 2011 the Company entered into a Share Repurchase and Cancellation Agreement with Suzanne Fischer (“Ms. Fischer”), the Company’s controlling stockholder, whereby Ms. Fischer agreed to the cancellation of 223,370,000 shares of Company common stock owned by her in consideration of receiving a payment of $50,000 and all of the issued and outstanding shares of OT Filings. Ms. Fischer retained 150,000 shares of common stock immediately after the closing of the Merger. Of the repurchase price, $5,000 was recorded as an expense and the remaining $45,000 was paid out of OT Filings’ cash on-hand.

On June 30, 2011, the Merger Agreement was consummated and the sole stockholder of EP Nevada received 40 million shares of Company common stock in exchange for 10 million shares of EP Nevada common stock.  The Company changed its name from “On Time Filings, Inc.” to “Empowered Products, Inc.”

In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, the Company (the legal acquiree) is considered the accounting acquirer and EP Nevada (the legal acquirer) is considered the accounting acquiree. The combined financial statements of the combined entity will in substance be those of the Company, with the assets and liabilities, and revenues and expenses of EP Nevada being included effective from the date of consummation of the Merger Agreement. EP Nevada is deemed to be a continuation of business of the Company.  The outstanding common stock of EP Nevada prior to the consummation of the Merger Agreement will be accounted for at its net book value and no goodwill will be recognized.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
As of March 31, 2011
Empowered Products Nevada, Inc. and Subsidiary and On Time Filings, Inc.

					Private
			Pro Forma		Equity	Pro Forma
	EP Nevada	OTF	Adjustments		Placement	Combined
Assets
Current Assets:
Cash and cash equivalents	$12,925	$25,169	$(25,169	) 1	$2,000,000	$2,007,925
			(5,000	) 2
Restricted cash	561,411	-	-		-	561,411
Accounts receivable, less allowance for doubtful accounts of $15,000	427,163	39,421	(39,421	) 1	-	427,163
Inventory	465,266	-	-		-	465,266
Prepaid and other current assets	56,416	9,092	(9,092	) 1	-	56,416
Total current assets	1,523,181	73,682	(78,682)		2,000,000	3,518,181

Plant and equipment, net	205,224	1,090	(1,090	) 1	-	205,224

Trademarks	471,677	-	-		-	471,677
Other assets	18,662	-	-		-	18,662
Total assets	$2,218,744	$74,772	$(79,772)		$2,000,000	$4,213,744

Liabilities and Stockholders' Equity
Current Liabilities:
Line of credit	$424,115	$-	$-		$-	$424,115
Accounts payable and accrued expenses	282,959	39,028	(39,028	) 1	-	282,959
Total current liabilities	707,074	39,028	(39,028)		-	707,074

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, -0- shares issued and outstanding before and after the merger	-	-	-		-	-
Common stock, $.001 par value, 2,200,000,000 shares authorized; 243,758,856 shares issued and outstanding prior to the merger; 62,388,856 issued and outstanding after the merger	10,000	5,540	44,849	1	2,000	62,389
Additional paid-in capital	4,121,288	28,637	(79,026	)1	1,998,000	6,068,899
Retained earnings (accumulated deficit)	(2,619,618)	1,567	(1,567	)1	-	(2,624,618)
			(5,000	)2
Total stockholders' equity	1,511,670	35,744	(40,744)		2,000,000	3,506,670
Total liabilities and stockholders' equity	$2,218,744	$74,772	$(79,772)		$2,000,000	$4,213,744

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2011
Empowered Products Nevada, Inc. and Subsidiary and On Time Filings, Inc.

					Private
			Pro Forma		Equity	Pro Forma
	EP Nevada	OTF	Adjustments		Placement	Combined

Revenue	$750,096	$33,837	$(33,837	) 3	$-	$750,096
Cost of revenue	514,564	1,200	(1,200	) 3	-	514,564
Gross profit	235,532	32,637	(32,637)		-	235,532

Selling and distribution	126,921	-	-		-	126,921
General and administrative	216,644	29,289	(29,289	) 3	-	221,644
			5,000	2

Income (loss) from operations	(108,033)	3,348	(8,348)		-	(113,033)

Interest income	500	-	-		-	500
Interest expense	(3,847)	-	-		-	(3,847)

Income (loss) before income taxes	(111,380)	3,348	(8,348)		-	(116,380)

Provision (benefit) for income taxes	-	1,200	(1,200	) 3	-	-

Net income (loss) from continuing operations	(111,380)	2,148	(7,148)		-	(116,380)

Income from discontinued operations	-	-	2,148	3	-	2,148

Net income (loss)	$(111,380)	$2,148	$(5,000)		$-	$(114,232)

Earnings (loss) per share
Basic	$(0.01)	$0.00	$(0.00)		$-	$(0.00)
Diluted	$(0.01)	$0.00	$(0.00)		$-	$(0.00)

Weighted average common shares outstanding for basic and diluted	10,000,000	243,758,856	(193,370,000)		2,000,000	62,388,856

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
As of December 31, 2010
Empowered Products Nevada, Inc. and Subsidiary and On Time Filings, Inc.

					Private
			Pro Forma		Equity	Pro Forma
	EP Nevada	OTF	Adjustments		Placement	Combined
Assets
Current Assets:
Cash and cash equivalents	$28,943	$14,440	$(14,440	) 1	$2,000,000	$2,023,943
			(5,000	) 2
Restricted cash	560,911	-	-		-	560,911
Accounts receivable, less allowance for doubtful accounts of $106,362	465,805	28,285	(28,285	) 1	-	465,805
Inventory	448,968	-	-		-	448,968
Prepaid and other current assets	48,983	11,592	(11,592	) 1	-	48,983
Total current assets	1,553,610	54,317	(59,317)		2,000,000	3,548,610

Plant and equipment, net	218,224	1,189	(1,189	) 1	-	218,224

Trademarks	462,468	-	-		-	462,468
Other assets	5,267	-	-		-	5,267
Total assets	$2,239,569	$55,506	$(60,506)		$2,000,000	$4,234,569

Liabilities and Stockholders' Equity
Current Liabilities:
Line of credit	$450,846	$-	$-		$-	$450,846
Accounts payable	197,409	22,960	(22,960	) 1	-	197,409
Total current liabilities	648,255	22,960	(22,960)		-	648,255

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, -0- shares issued and outstanding before and after the merger	-	-	-		-	-
Common stock, $.001 par value, 2,200,000,000 shares authorized; 243,758,856 shares issued and outstanding prior to the merger; 62,388,856 issued and outstanding after the merger	10,000	5,540	44,849	1	2,000	62,389
Additional paid-in capital	4,089,552	27,587	(77,976	) 1	1,998,000	6,037,163
Accumulated deficit	(2,508,238)	(581)	581	1	-	(2,513,238)
			(5,000	) 2
Total stockholders' equity	1,591,314	32,546	(37,546)		2,000,000	3,586,314
Total liabilities and stockholders' equity	$2,239,569	$55,506	$(60,506)		$2,000,000	$4,234,569

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
Empowered Products Nevada, Inc. and Subsidiary and On Time Filings, Inc.

					Private
			Pro Forma		Equity	Pro Forma
	EP Nevada	OTF	Adjustments		Placement	Combined

Revenue	$2,927,653	$81,895	$(81,895	) 3	$-	$2,927,653
Cost of revenue	1,616,484	21,638	(21,638	) 3	-	1,616,484
Gross profit	1,311,169	60,257	(60,257)		-	1,311,169

Selling and distribution	504,457	-	-		-	504,457
Research and development	73,459	-	-		-	73,459
General and administrative	695,582	61,765	(61,765	) 3	-	700,582
			5,000	2

Loss from operations	37,671	(1,508)	(3,492)		-	32,671

Interest income	2,340	-	-		-	2,340
Interest expense	(22,410)	-	-		-	(22,410)

Income (loss) before income taxes	17,601	(1,508)	(3,492)		-	12,601

Provision for income taxes	-	-	-		-	-

Net income (loss) from continuing operations	17,601	(1,508)	(3,492)		-	12,601

Loss from discontinued operations	-	-	(1,508	) 3	-	(1,508)

Net income (loss)	$17,601	$(1,508)	$(5,000)		$-	$11,093

Earnings (loss) per share
Basic	$0.00	$(0.00)	$(0.00)		$-	$0.00
Diluted	$0.00	$(0.00)	$(0.00)		$-	$0.00

Weighted average common shares outstanding for basic and diluted	10,000,000	243,758,856	(193,370,000)		2,000,000	62,388,856

Notes to unaudited pro forma combined financial information

1.           Basis of Presentation

On June 30, 2011 On Time Filings, Inc. (“OTF” or the “Company”, now known as Empowered Products, Inc.) closed a reverse merger transaction with Empowered Products Nevada, Inc. (formerly known as Empowered Products, Inc. prior to the merger), the accounting acquiror, (“EP Nevada”) with each share of EP Nevada common stock being exchanged for four shares of common stock of the Company (the “Merger”). Immediately prior to the Merger, all of the assets and related liabilities of the Company were assigned to its wholly owned subsidiary, OT Filings, Inc. (“OT Filings”).

The Company changed its name from “On Time Filings, Inc.” to “Empowered Products, Inc.” upon the closing of the Merger.

Upon consummation of the Merger, the sole stockholder of EP Nevada common stock received 40 million shares of common stock of the Company.

In conjunction with the Merger, the following agreements were executed:

•
Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, EPI Acquisition Corp. (“Acquisition Sub”), EPI Name Change Corp. (“Name Change Merger Sub”), and EP Nevada. EP Nevada merged with and into Acquisition Sub with EP Nevada continuing as the surviving entity.

•
Assignment and Assumption Agreement (the “Assignment Agreement”) by and between the Company and OT Filings. The Company transferred substantially all of its assets and liabilities to OT Filings immediately prior to the consummation of the Merger.

•
Share Repurchase and Cancellation Agreement (the “Repurchase Agreement”) by and between the Company, OT Filings and Suzanne Fischer. The Company repurchased 223,370,000 shares of its common stock (the “Repurchased Shares”) from Suzanne Fischer for a repurchase price of $50,000 and all of the issued and outstanding shares of OT Filings. Upon the repurchase, the Company cancelled all of the Repurchased Shares.

Subsequent to the Merger, on June 30, 2011, the Company entered into a subscription agreement to sell 2,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock with an exercise price of $1.25 per share to an investor for an aggregate of $2.0 million (the “Private Placement”). As consideration for the purchase of the shares and warrants, the investor agreed to pay $1.5 million cash and to exchange a $500,000 note issued by EP Nevada to the investor on May 31, 2011.  The note was exchanged on July 6, 2011 and the Company issued 500,000 shares to the investor on that date.  The remaining portion of the Private Placement closed on July 7, 2011.

2.            Pro Forma Adjustments

The following are descriptions of each of the pro forma adjustments included in the pro forma combined financial statements:

1.	To record transfer of substantially all of the Company’s assets and liabilities to OT Filings immediately prior to the consummation of the Merger.

2.
To record repurchase and cancellation of the Company’s issued and outstanding common stock at the time of the Merger for $50,000. Of the repurchase price, $5,000 was recorded as an expense and the remaining $45,000 was paid out of OT Filings’ cash on-hand.

3.	To remove the operations of the Company as the operations were transferred to OT Filings and Ms. Fischer as part of the Repurchase Agreement.

3.            Common Stock Shares Outstanding

The following is a pro forma summary of the Company’s common stock shares outstanding:

Common Stock Outstanding Shares

Balance January 1, 2010	5,330,000
Issuance of common stock for cash	209,974
Increase in shares for a 44-to-1 stock split	238,218,882
Repurchase and cancellation of Ms. Fischer’s stock	(223,370,000)
Issuance of common stock in accordance with Merger	40,000,000
Private Equity Placement	2,000,000
Pro Forma Balance December 31, 2010 and March 31, 2011	62,388,856

Item 9.01 (d) Exhibits:

Exhibit No.	Exhibit Description

2.1**	Merger Agreement dated as of June 30, 2011 by and among the Empowered Products, Inc., EPI Acquisition Corp., EPI Name Change Corp. and Empowered Products Nevada, Inc.
2.2**	Asset Purchase Agreement dated March 31, 2011 by and among Empowered Products Nevada, Inc., Empowered Products Asia Limited and Polarin Limited.
3.1	Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on April 6, 2010).
3.2	Certificate of Change to Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on May 13, 2011).
3.3	Bylaws (incorporated by reference from Exhibit 3.2 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on April 6, 2010).
3.4**	Articles of Merger.
4.1**	Warrant issued to New Kaiser Limited dated July 7, 2011.
4.2**	Business Lending Confirmation for Line of Credit dated February 9, 2011 by and between for Empowered Products Nevada, Inc. and Wells Fargo Bank, National Association
10.1**	Assignment and Assumption Agreement dated as of June 30, 2011 by and between the registrant and OT Filings, Inc.
10.2**	Share Repurchase and Cancellation Agreement dated as of June 30, 2011 by and among the registrant, OT Filings, Inc. and Suzanne Fischer.
10.3**	Promissory Note made by Empowered Products Nevada, Inc. in favor of New Kaiser Limited dated May 31, 2011.
10.4**	Security Agreement by and between the Empowered Products Nevada, Inc. and New Kaiser Limited dated May 31, 2011.
10.5	Reserved.
10.6**	Subscription Agreement dated June 30, 2011 by and between Empowered Products, Inc, and New Kaiser Limited.
10.7**	Commercial Triple Net Lease with Purchase Option dated as of June 8, 2011 by and between Empowered Products Nevada, Inc. and Reich Family Trust B5.
10.8**	Commercial Lease Agreement dated March 1, 2010 by and between Empowered Products Nevada, Inc., and EGA Research LLC.
16.1**	Letter from Q Accountancy Corporation dated July 7, 2011.
21.1**	List of Subsidiaries.
* Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.
** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empowered Products, Inc.

Date: November 3, 2011
	By:	/s/ Scott Fraser
	Name:	Scott Fraser
	Title:	President and Chief Executive Officer